Exhibit 99.1

For Immediate Release

Contact:    John Lynch, Vice President, Treasurer – (508) 482-2314

        Caspar Tudor, Manager, Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Third Quarter 2021 Financial Results

•	Sales of $659 million grew 11% as reported and in constant currency

•	GAAP EPS of $2.60; non-GAAP EPS of $2.66, a 23% increase from prior year

•	Growth led by strong performance in pharmaceutical and industrial end markets

•	Double-digit growth in both instrument sales and recurring revenues

•	Balanced customer demand across the Americas, Europe and Asia

Milford, Mass., November 2, 2021—Waters Corporation (NYSE: WAT) today announced third quarter 2021 sales of $659 million, an 11% increase as reported, compared to sales of $594 million for the third quarter of 2020. Foreign currency translation benefited sales growth by less than 1% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the third quarter of 2021 increased to $2.60, compared to $2.03 for the third quarter of 2020. On a non-GAAP basis, EPS increased to $2.66, compared to $2.16 for the third quarter of 2020. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

On a GAAP basis, net cash provided by operating activities was $168 million for the third quarter of 2021, compared to $173 million for the third quarter of 2020. On a non-GAAP basis, adjusted free cash flow for the third quarter of 2021 was $140 million versus $190 million for the third quarter of 2020.

For the first nine months of 2021, the Company’s sales were $1,949 million, an increase of 23% as reported, compared to sales of $1,579 million for the first nine months of 2020. Foreign currency translation benefited sales growth by approximately 2% for the first nine months of 2021.

On a GAAP basis, EPS for the first nine months of 2021 increased to $7.66, compared to $4.86 for the first nine months of 2020. On a non-GAAP basis, EPS increased to $7.54, compared to $5.41 in the first nine months of 2020.

On a GAAP basis, net cash provided by operating activities was $529 million for the first nine months of 2021, compared to $523 million for the first nine months of 2020. On a non-GAAP basis, adjusted free cash flow for the first nine months of 2021 was $488 million versus $486 million for the first nine months of 2020.

“I would like to thank our colleagues globally for their continued commitment and drive as we support our customers through the pandemic,” said Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation. “We are very pleased with our third quarter results led by strong growth in our pharmaceutical and industrial end markets. We saw balanced double-digit growth in our instruments and recurring revenue portfolios which gives us confidence in the durability of our commercial momentum. We are excited to partner with both Sartorius and the University of Delaware, as we work to solve some of the complex problems facing bioprocessing customers.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the third quarter of 2021, sales into the pharmaceutical market increased 16%, sales into the industrial market increased 9% and sales into the academic and government markets decreased 9% as reported and 11% in constant currency. For the first nine months of 2021, sales into the pharmaceutical market increased 27% as reported and 24% in constant currency, sales into the industrial market increased 23% as reported and 19% in constant currency and sales into the academic and government markets increased 8% as reported and 6% in constant currency.

During the third quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, increased 11%, while instrument system sales increased 10%. For the first nine months of 2021, recurring revenues increased 18% as reported and 15% in constant currency, while instrument system sales increased 31% as reported and 29% in constant currency.

Geographically, sales in Asia during the quarter increased 8%, sales in the Americas increased 16% (with U.S. sales growing 13%) and sales in Europe increased 10% as reported and 8% in constant currency. For the first nine months of 2021, sales in Asia increased 25% as reported and 24% in constant currency, sales in the Americas increased 20% as reported and 19% in constant currency (with U.S. sales growing 17%) and sales in Europe increased 26% as reported and 19% in constant currency.

Fourth Quarter and Fiscal Year 2021 Financial Outlook

The Company expects full-year 2021 constant-currency sales growth in the range of 15% to 16%. Currency translation is expected to increase full-year sales growth by approximately one percentage point. The Company expects full-year 2021 non-GAAP EPS in the range of $10.94 to $11.04. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects fourth quarter 2021 constant-currency sales growth in the range of 5% to 7%. Currency translation is expected to decrease fourth quarter sales growth by approximately two percentage points. The Company expects fourth quarter 2021 non-GAAP EPS in the range of $3.40 to $3.50. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the fourth quarter.

Conference Call

Waters Corporation will webcast its third quarter 2021 financial results conference call today, November 2, 2021 at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through November 9, 2021 at midnight Eastern Time on the same website by webcast and also by phone at (888) 566-0450.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,400 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-

looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain and distribution network, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products, including delays or disruptions to our distribution network, among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, including any potential impact on the Company’s operations stemming from sustained inflation, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2020, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended April 3, 2021, July 3, 2021 and October 2, 2021, each as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales	$659,233	$593,784	$1,949,425	$1,578,707
Costs and operating expenses:
Cost of sales	271,128	262,342	805,529	686,120
Selling and administrative expenses	152,545	135,430	453,954	400,614
Research and development expenses	41,986	34,971	125,027	101,115
Purchased intangibles amortization	1,759	2,657	5,408	7,900
Litigation provision	—	—	—	1,180
Operating income	191,815	158,384	559,507	381,778
Other income (expense), net (a)	(607)	(1,039)	18,073	(2,149)
Interest expense, net	(8,533)	(6,908)	(23,707)	(25,966)
Income from operations before income taxes	182,675	150,437	553,873	353,663
Provision for income taxes	21,490	23,668	77,269	50,403
Net income	$161,185	$126,769	$476,604	$303,260
Net income per basic common share	$2.63	$2.04	$7.72	$4.89
Weighted-average number of basic common shares	61,359	62,002	61,771	62,057
Net income per diluted common share	$2.60	$2.03	$7.66	$4.86
Weighted-average number of diluted common shares and equivalents	61,888	62,303	62,244	62,371

(a)

During the nine months ended October 2, 2021, the Company executed a settlement agreement to resolve patent infringement litigation with Bruker Corporation and Bruker Daltronik GmbH regarding their timsTOF product line. In connection with the settlement, the Company is entitled to receive $10 million in guaranteed payments, including minimum royalty payments, which was recognized within Other income (expense), net in our consolidated statement of operations. During the nine months ended October 2, 2021, the Company recorded an unrealized gain of $10 million due to an observable change in the fair value of an existing investment the Company does not have the ability to exercise significant influence over.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended October 2, 2021 and September 26, 2020

(In thousands)

				Current
				Period	Constant
	Three Months Ended		Percent	Currency	Currency
	October 2, 2021	September 26, 2020	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$581,811	$533,466	9%	$1,927	9%
TA	77,422	60,318	28%	956	27%

Total	$659,233	$593,784	11%	$2,883	11%

NET SALES - PRODUCTS & SERVICES
Instruments	$296,088	$268,064	10%	$759	10%
Service	240,100	217,545	10%	994	10%
Chemistry	123,045	108,175	14%	1,130	13%

Total Recurring	363,145	325,720	11%	2,124	11%

Total	$659,233	$593,784	11%	$2,883	11%

NET SALES - GEOGRAPHY
Asia	$254,602	$236,182	8%	$38	8%
Americas	231,001	199,447	16%	595	16%
Europe	173,630	158,155	10%	2,250	8%

Total	$659,233	$593,784	11%	$2,883	11%

NET SALES - MARKETS
Pharmaceutical	$398,338	$343,001	16%	$248	16%
Industrial	196,032	179,128	9%	1,606	9%
Academic & Government	64,863	71,655	(9%)	1,029	(11%)

Total	$659,233	$593,784	11%	$2,883	11%

NET SALES - EXCLUDING CHINA
Total Net Sales	$659,233	$593,784	11%	$2,883	11%
China Net Sales	115,886	115,666	—	3,604	(3%)

Total Net Sales Excluding China	$543,347	$478,118	14%	$(721)	14%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Nine Months Ended October 2, 2021 and September 26, 2020

(In thousands)

				Current
				Period	Constant
	Nine Months Ended		Percent	Currency	Currency
	October 2, 2021	September 26, 2020	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$1,731,013	$1,413,386	22%	$37,147	20%
TA	218,412	165,321	32%	5,213	29%

Total	$1,949,425	$1,578,707	23%	$42,360	21%

NET SALES - PRODUCTS & SERVICES
Instruments	$873,632	$664,817	31%	$13,663	29%
Service	707,315	613,365	15%	18,628	12%
Chemistry	368,478	300,525	23%	10,069	19%

Total Recurring	1,075,793	913,890	18%	28,697	15%

Total	$1,949,425	$1,578,707	23%	$42,360	21%

NET SALES - GEOGRAPHY
Asia	$754,091	$603,471	25%	$8,081	24%
Americas	653,252	546,405	20%	2,071	19%
Europe	542,082	428,831	26%	32,208	19%

Total	$1,949,425	$1,578,707	23%	$42,360	21%

NET SALES - MARKETS
Pharmaceutical	$1,175,191	$926,582	27%	$22,610	24%
Industrial	581,884	474,592	23%	14,870	19%
Academic & Government	192,350	177,533	8%	4,880	6%

Total	$1,949,425	$1,578,707	23%	$42,360	21%

NET SALES - EXCLUDING CHINA
Total Net Sales	$1,949,425	$1,578,707	23%	$42,360	21%
China Net Sales	346,030	252,713	37%	11,699	32%

Total Net Sales Excluding China	$1,603,395	$1,325,994	21%	$30,661	19%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Nine Months Ended October 2, 2021 and September 26, 2020

(In thousands, except per share data)

					Income from
					Operations
	Selling &		Operating	Other	before	Provision for		Diluted
	Administrative	Operating	Income	Income	Income	Income	Net	Earnings
	Expenses(a)	Income	Percentage	(Expense)	Taxes	Taxes	Income	per Share
Three Months Ended October 2, 2021
GAAP	$154,304	$191,815	29.1%	$(607)	$182,675	$21,490	$161,185	$2.60
Adjustments:
Purchased intangibles amortization (b)	(1,759)	1,759	0.3%	—	1,759	400	1,359	0.02
Restructuring costs and certain other items (c)	(2,185)	2,185	0.3%	(403)	1,782	407	1,375	0.02
Certain income tax items (d)	—	—	—	—	—	(544)	544	0.01

Adjusted Non-GAAP	$150,360	$195,759	29.7%	$(1,010)	$186,216	$21,753	$164,463	$2.66

Three Months Ended September 26, 2020
GAAP	$138,087	$158,384	26.7%	$(1,039)	$150,437	$23,668	$126,769	$2.03
Adjustments:
Purchased intangibles amortization (b)	(2,657)	2,657	0.4%	—	2,657	524	2,133	0.03
Restructuring costs and certain other items (c)	(6,771)	6,771	1.1%	—	6,771	1,692	5,079	0.08
Certain income tax items (d)	—	—	—	—	—	(685)	685	0.01

Adjusted Non-GAAP	$128,659	$167,812	28.3%	$(1,039)	$159,865	$25,199	$134,666	$2.16

Nine Months Ended October 2, 2021
GAAP	$459,362	$559,507	28.7%	$18,073	$553,873	$77,269	$476,604	$7.66
Adjustments:
Purchased intangibles amortization (b)	(5,408)	5,408	0.3%	—	5,408	1,225	4,183	0.07
Restructuring costs and certain other items (c)	(3,669)	3,669	0.2%	(10,110)	(6,441)	(1,669)	(4,772)	(0.08)
Litigation settlement (e)	—	—	—	(10,083)	(10,083)	(1,916)	(8,167)	(0.13)
Certain income tax items (d)	—	—	—	—	—	(1,688)	1,688	0.03

Adjusted Non-GAAP	$450,285	$568,584	29.2%	$(2,120)	$542,757	$73,221	$469,536	$7.54

Nine Months Ended September 26, 2020
GAAP	$409,694	$381,778	24.2%	$(2,149)	$353,663	$50,403	$303,260	$4.86
Adjustments:
Purchased intangibles amortization (b)	(7,900)	7,900	0.5%	—	7,900	1,561	6,339	0.10
Restructuring costs and certain other items (c)	(33,054)	33,054	2.1%	(461)	32,593	7,373	25,220	0.40
Litigation provision (e)	(1,180)	1,180	0.1%	—	1,180	283	897	0.01
Certain income tax items (d)	—	—	—	—	—	(1,567)	1,567	0.03

Adjusted Non-GAAP	$367,560	$423,912	26.9%	$(2,610)	$395,336	$58,053	$337,283	$5.41

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.

(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(e)	Litigation settlement gains and provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	October 2, 2021	December 31, 2020
Cash, cash equivalents and investments	$655,192	$443,146
Accounts receivable	532,957	573,316
Inventories	388,756	304,281
Property, plant and equipment, net	530,061	494,003
Intangible assets, net	246,080	258,645
Goodwill	436,754	444,362
Other assets	326,115	322,167
Total assets	$3,115,915	$2,839,920
Notes payable and debt	$1,613,618	$1,356,515
Other liabilities	1,207,075	1,251,261
Total liabilities	2,820,693	2,607,776
Total stockholders’ equity	295,222	232,144
Total liabilities and stockholders’ equity	$3,115,915	$2,839,920

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Nine Months Ended October 2, 2021 and September 26, 2020

(In thousands and unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$161,185	$126,769	$476,604	$303,260
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	6,353	9,593	21,949	27,715
Depreciation and amortization	33,183	30,888	97,926	91,091
Change in operating assets and liabilities, net	(32,829)	5,329	(67,143)	100,959

Net cash provided by operating activities	167,892	172,579	529,336	523,025
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(39,725)	(28,311)	(116,614)	(125,340)
Business acquisitions, net of cash acquired	—	—	—	(76,664)
Investment in unaffiliated companies	(867)	(500)	(867)	(3,850)
Payments for intellectual property licenses	—	—	(7,000)	—
Net change in investments	73,270	(5,415)	(123,947)	(20,707)

Net cash provided by (used) in investing activities	32,678	(34,226)	(248,428)	(226,561)
Cash flows from financing activities:
Net change in debt	5,100	(125,000)	251,463	(110,366)
Proceeds from stock plans	9,964	13,682	55,000	28,421
Purchases of treasury shares	(151,188)	(56)	(492,695)	(196,353)
Other cash flow from financing activities, net	408	2,772	2,325	10,330

Net cash used in financing activities	(135,716)	(108,602)	(183,907)	(267,968)
Effect of exchange rate changes on cash and cash equivalents	(208)	6,147	(8,994)	10,723

Increase in cash and cash equivalents	64,646	35,898	88,007	39,219
Cash and cash equivalents at beginning of period	460,056	339,036	436,695	335,715

Cash and cash equivalents at end of period	$524,702	$374,934	$524,702	$374,934

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$167,892	$172,579	$529,336	$523,025
Adjustments:
Additions to property, plant, equipment and software capitalization	(39,725)	(28,311)	(116,614)	(125,340)
Tax reform payments	—	38,454	38,454	38,454
Litigation settlement received	—	—	(3,367)	—
Major facility renovations	11,893	7,253	40,178	50,320

Free Cash Flow - Adjusted Non-GAAP	$140,060	$189,975	$487,987	$486,459

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended			Twelve Months Ended
	December 31, 2021			December 31, 2021
	Range			Range
Projected Sales
Projected constant-currency sales growth rate (a)	5%	-	7%	15%	-	16%
Projected currency impact	(2%)	-	(2%)	1%	-	1%

Projected sales growth rate as reported	3%	-	5%	16%	-	17%

	Range			Range
Projected Earnings Per Diluted Share
Projected GAAP earnings per diluted share	$3.37	-	$3.47	$11.02	-	$11.12
Adjustments:
Purchased intangibles amortization	$0.02	-	$0.02	$0.09	-	$0.09
Restructuring costs and certain other items	$—	-	$—	$(0.08)	-	$(0.08)
Litigation settlement	$—	-	$—	$(0.13)	-	$(0.13)
Certain income tax items	$0.01	-	$0.01	$0.04	-	$0.04

Projected adjusted non-GAAP earnings per diluted share	$3.40	-	$3.50	$10.94	-	$11.04

(a)

Constant-currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.